UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  February 28, 2012

BLINK COUTURE, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-138951	98-0568153
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

c/o Regent Private Capital, LLC
5727 South Lewis Avenue
Tulsa, Oklahoma 74105
(Address of Principal Executive Offices) (Zip Code)

(918) 392-3200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On February 28, 2012, Blink Couture, Inc. (the “Company”) entered into a Second Extension Agreement (the “Second Extension Agreement”) further amending the Agreement and Plan of Merger (the “Merger Agreement”), dated November 10, 2011, with Latitude Global, Inc. (“LG”), a privately held company incorporated in Florida, and Latitude Global Acquisition Corp., a Florida corporation and a wholly-owned subsidiary of the Company (“Merger Sub”).  The Company previously reported the execution of the Merger Agreement, and its intent to consummate a merger with LG and Merger Sub (the “Merger”), in a Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on November 14, 2011.  The Company subsequently reported executing and entering into an Extension Agreement, dated December 27, 2011, with LG and Merger Sub (the “Extension Agreement”) in a Current Report on Form 8-K filed with the SEC on December 27, 2011.

Pursuant to the provisions of the Second Extension Agreement, the parties have agreed to extend, until March 30, 2012, the date after which either the Company or LG may terminate the Merger Agreement, if the closing of the Merger (the “Closing”) has not occurred on or before such date.  Such date was previously extended from December 31, 2011 to February 28, 2012, pursuant to terms of the Extension Agreement.

A copy of the Second Extension Agreement is attached hereto as Exhibit 10.20.  The description of the Extension Agreement herein is qualified by the terms of the full text of the agreement attached hereto and the terms thereof are incorporated herein by reference thereto.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.20	Second Extension Agreement dated February 28, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLINK COUTURE, INC.

Date: February 29, 2012	By:	/s/ Lawrence D. Field
Name: Lawrence D. Field
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.20	Second Extension Agreement dated February 28, 2012